Exhibit 99.1

Hill International Names Raouf Ghali as the Company’s New Chief Executive Officer

August 20, 2018

PHILADELPHIA, Aug. 20, 2018 (GLOBE NEWSWIRE) — Hill International (NYSE:HIL), the global leader in managing construction risk, has announced Raouf Ghali will become the company’s new Chief Executive Officer, effective October 1, 2018. Mr. Ghali, currently Hill’s President and Chief Operating Officer, will replace Paul Evans, who has served as the company’s Interim CEO since May 2017.

Craig L. Martin, Hill’s Chairman of the Board of Directors, said that Mr. Ghali’s history of success at Hill was a key factor in the Board’s choice. “Raouf has a proven track record,” explained Mr. Martin. “He helped to make Hill the company it is today, and his demonstrated ability to grow our company ultimately made his promotion an easy decision for the Board.”

Mr. Martin added, “We owe a great debt of gratitude to Paul for his work as Hill’s ICEO. Seeing him steer the company through major changes to our current, financially strong position has been impressive. Paul’s dedication and personal sacrifice in leading Hill to where it is today is truly admirable.”

Over the past year, Mr. Ghali has been instrumental in working with Mr. Evans to develop and implement Hill’s Profit Improvement Plan, which is nearing its successful conclusion. “Raouf’s leadership, expertise, and insight will be key to leading Hill to new heights,” said Mr. Evans. “With Raouf in-place to realize the many new opportunities the company is positioned to enjoy, I am truly excited about Hill’s future.” Mr. Evans, who has continued to serve as a Board Member during his tenure as ICEO, will become an Independent Board Member following Mr. Ghali’s promotion.

Mr. Ghali has been with Hill since 1993, serving in several leadership positions over his tenure with the company before assuming President and COO responsibilities in 2015. Over the course of his nearly 30-year career, Mr. Ghali has helped to deliver complex, high-profile building projects for clients around the world, including iconic commercial and high-rise developments, defense facilities, and theme parks in the United States, Europe, Asia, and the Middle East. He served as President of Hill’s Project Management Group from 2005 to 2015, Senior Vice President from 2001 to 2004, and Vice President from 1993 to 2001. He holds a B.S. in Business Administration/Economics and an M.S. in Business Organizational Management from the University of LaVerne.

The company will host a conference call at 10:00 EST on Thursday, August 23, to introduce Mr. Ghali and discuss Hill’s plans for the future. The call will be available at https://edge.media-server.com/m6/p/xakoezqa. The call will also be available at (877) 511-3236 for US/Canada Participants Toll-Free or at (786) 815-8670 for International Participants.

Hill International, with approximately 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding our intent to file late periodic reports or relisting on a national securities exchange, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of filings may take longer than currently anticipated or additional restatement adjustments may be identified. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

Elizabeth J. Zipf, LEED AP BD+C

Senior Vice President

Hill International, Inc.

One Commerce Square

2005 Market Street, 17th Floor

Philadelphia, PA 19103

Tel: 215-309-7707

elizabethzipf@hillintl.com

Hill International, Inc.

Marco A. Martinez

SVP & Interim Chief Financial Officer

(215) 309-7951

marcomartinez@hillintl.com

InvestorCom

John Glenn Grau

President

(203) 295-7841

jgrau@investor-com.com

(HIL-G)

Source: Hill International, Inc.